Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of ERHC Energy Inc., a Colorado corporation (the “Company”), on Form 10-K for the year ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), Sylvan Odobulu, Principal Accounting Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    Sylvan Odobulu
Sylvan Odobulu
Principal Accounting Officer
August 11, 2009

[A signed original of this written statement required by Section 906 has been provided to ERHC Energy Inc. and will be retained by ERHC Energy Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]